SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 14, 2003

SUNAIR ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	1-04334 (Commission File Number)	59-0780772 (IRS Employer Identification No.)

3005 Southwest Third Avenue Fort Lauderdale, Florida (Address of Principal Executive Offices)	33315 (Zip Code)

Registrant’s telephone number, including area code: (954) 525-1505

N/A
(Former Name or Former Address; if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On August 14, 2003, Sunair Electronics, Inc. issued a press release (the “Press Release”) announcing that Michael Herman had entered into an agreement with its majority stockholder, The Robert Uricho, Jr. Trust, of which Shirley Uricho is the income beneficiary (the “Trust”), to purchase 1,994,000 shares of Sunair common stock, or approximately 54% of Sunair’s outstanding shares, from the Trust. The transaction is expected to be completed on or about October 31, 2003. Sunair will continue to trade on the American Stock Exchange, and, once the transaction is consummated, the Trust’s 54% majority ownership of Sunair will transfer to Mr. Herman. The Press Release is incorporated herein by reference.

     As a prerequisite to the acquisition of Sunair shares by Mr. Herman, Sunair’s disinterested directors approved the transaction. In granting its approval, the disinterested directors obtained commitments from Mr. Herman, pursuant to that Agreement dated August 14, 2003 between Sunair and Mr. Herman, that, among other things, (1) the current board of directors will remain in place during the remainder of fiscal 2003, except that Shirley Uricho will resign and Mr. Herman will become a director, (2) two current board members will be on the board of directors during fiscal 2004, and (3) one current board member will be on the board of directors during fiscal 2005. Mr. Herman has advised the board that there is no current plan to replace management, although Mr. Herman may determine to make changes in management in the future. The Agreement is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

Exhibit No	Description

10.1	Agreement dated August 14, 2003 between Michael Herman and Sunair Electronics, Inc.

99.1	Press Release dated August 14, 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNAIR ELECTRONICS, INC

By: /s/ Synnott B. Durham

Synnott B. Durham, Chief Financial Officer and Treasurer

August 15, 2003

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Exhibit Index

Exhibit No	Description

10.1	Agreement dated August 14, 2003 between Michael Herman and Sunair Electronics, Inc.

99.1	Press Release dated August 14, 2003

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